SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)        JULY 29, 1997


                                 INTERPOOL, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                          001-11862                 13-3467669
(State or other jurisdiction of     (Commission              (IRS Employer
 incorporation)                     File Number)               ID Number)

               211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540
       (Address of principal executive offices)           (Zip Code)

Registrant's Telephone Number,
 including area code:                                    (609) 452-8900



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(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On July 29, 1997, Interpool, Inc. issued and sold to Smith Barney Inc. $150 million aggregate principal amount of 7.35% Notes Due 2007. The Notes were sold in a private transaction pursuant to Rule 144A under the Securities Act of 1933.

     Interpool expects to use the net proceeds from the issuance of the Notes, estimated at approximately $147 million, to repay outstanding borrowings under its revolving credit agreement and for other general corporate purposes, including, but not limited to, the purchase of equipment, acquisitions and/or working capital.

     The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to any U.S. person absent registration or an applicable exemption from registration requirements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired. - Not applicable.

     (b) Pro Forma Financial Information. - Not applicable.

     (c) Exhibits.

     1.1 Purchase Agreement dated July 24, 1997, between Interpool, Inc. and Smith Barney Inc. relating to the 7.35% Notes due 2007.

     4.1 Indenture dated as of July 29, 1997, between Interpool, Inc., as issuer and United States Trust Company of New York, as trustee, relating to the 7.35% Notes due 2007.

     4.2 Registration Rights Agreement dated as of July 29, 1997, between Interpool, Inc. and Smith Barney Inc.

     99.1 Press Release dated July 25, 1997.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         INTERPOOL, INC.


                                         By:    /s/ Martin Tuchman
                                         Name:  Martin Tuchman
                                         Title: Chairman of the Board and
                                                Chief Executive Officer


Dated:  July 30, 1997